                                                                   Exhibit 10.27

                              REDEMPTION AGREEMENT

      THIS REDEMPTION AGREEMENT (this "AGREEMENT") dated effective June 23, 2004, is entered into by and between NEKTAR THERAPEUTICS (FORMERLY KNOWN AS INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation ("Nektar"), SCIMED PROP III, INC., a California corporation ("GENERAL PARTNER"), 201 INDUSTRIAL PARTNERSHIP, a California general partnership ("201 LIMITED PARTNER") and INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership ("PARTNERSHIP") with reference to the following facts:

                                    Recitals

      A. Nektar, Partnership and Bernardo Property Advisors, Inc., a California corporation, entered into an Agreement for the Contribution of 201 Industrial Road Project as of September 14, 2000, which provided for, among other things,
(i) the contribution of certain real property, commonly known as 201 Industrial Road, San Carlos, California (the "REAL PROPERTY"), by Nektar to the Partnership in return for Nektar receiving a 49.0% limited partnership interest in the Partnership, and (ii) Partnership, as "Landlord," and Nektar, as "Tenant," entering into a Build-to-Suit Lease Agreement for the Real Property (the "LEASE"). General Partner is currently the sole general partner of the Partnership and 201 Limited Partner and Nektar are the sole limited partners of the Partnership.

      B. In contemplation of and contingent upon a successful closing of the proposed initial public offering of equity securities in BioMed Realty Trust, Inc., a Maryland corporation (the "REIT"), the parties hereto propose to enter into the transactions set forth in this Agreement.

      C. Pursuant to separate documents and concurrently with the Closing (defined below), General Partner, intends to assign its general partnership interest in the Partnership to BioMed Realty, L.P., a Maryland limited partnership (the "OPERATING PARTNERSHIP"), an operating entity which is controlled by the REIT.

      D. The parties now desire to enter into this Agreement for the redemption of Nektar's limited partnership interest in the Partnership, the repayment of an outstanding loan made by Nektar to the Partnership in the original principal amount of $3,000,000 pursuant to the Agreement of Limited Partnership of the Partnership, and the modification of the Lease, all as more particularly set forth herein.

                                    Agreement

      NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

      1. Cash Consideration Payable to Nektar. In partial consideration for the covenants and agreements contained herein, at the Closing (as defined below) the Partnership shall pay to Nektar the sum of $19,500,000, less the amount of Nektar's capital account balance in the Partnership to be paid to Nektar pursuant to Section 3 below, plus any Operating Cash Flow and Extraordinary Cash Flow (as defined in the Limited Partnership Agreement) distributable pursuant to Sections 8(b) and 8(c) of the Limited Partnership Agreement arising from the period prior to the Closing and which was not distributed by the Partnership to Nektar prior to the Closing.

      2. Repayment of Loan. At the Closing, the Partnership shall repay all principal and interest then due and owing to Nektar from the Partnership pursuant to that certain promissory note in the original principal amount of Three Million Dollars ($3,000,000) executed by the Partnership in favor of Nektar pursuant to Section 6(d) of the Agreement of Limited Partnership of the Partnership.

      3. Transfer of Limited Partnership Interest; Return of Capital. At the Closing, Nektar shall transfer its entire limited partnership interest in the Partnership to the Partnership in complete termination of Nektar's interest in the Partnership and the Partnership shall repay to Nektar the amount of Nektar's capital account balance as of the date of the Closing plus the amount of any accrued and unpaid Distributions payable to Nektar not reflected in Nektar's capital account balance. The amounts paid by the Partnership to Nektar pursuant to this Agreement shall be in full and complete satisfaction of all obligations of Nektar under the Agreement of Limited Partnership of the Partnership and all amounts due to Nektar pursuant to Nektar's position as a Limited Partner of the Partnership or under any provisions of the Agreement of Limited Partnership of the Partnership.

      4. Modification of the Lease. Effective at the Closing, Nektar and the Partnership shall modify the Lease and shall execute the Amended and Restated Lease Agreement attached hereto as Exhibit "A" (the "AMENDED AND RESTATED LEASE").

      5. Conditions Precedent.

            (a) This entire Agreement and each of the covenants and agreements of each party contained herein shall be contingent upon the closing of the proposed initial public offering of equity securities of the REIT as described in that Form S-11 Registration Statement filed with the U.S. Securities and Exchange Commission (File No. 333-115204). If such initial public offering fails to occur or does not occur prior to October 31, 2004, this Agreement shall be null, void and of no effect. The Partnership shall provide prompt notice to Nektar if the anticipated closing of such initial public offering on or before October 31, 2004 reasonably appears in doubt. Partnership covenants and agrees to give Nektar notice of any event or series of events which makes it unlikely that such initial public offering will fail to occur by such date.

            (b) Notwithstanding anything in this Agreement to the contrary, Partnership's obligations under this Agreement shall be subject to and contingent upon the satisfaction of the following conditions precedent on or before the Closing, any or all of which may be waived by Partnership in its sole discretion:

                  (i) Nektar shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Nektar as of the Closing;

                  (ii) No proceeding shall have been commenced against Nektar under the federal Bankruptcy Code or any state law for relief of debtors;


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

                  (iii) Nektar shall have executed and delivered to Partnership an Estoppel Certificate in substantially the form set forth in Exhibit "B" attached hereto;

                  (iv) Nektar shall provide written consents in form reasonably acceptable to Partnership of the transfers of the General Partner's interest in the Partnership (as contemplated in Recital C above);

            (c) Notwithstanding anything in this Agreement to the contrary, Nektar's obligations under this Agreement shall be subject to and contingent upon the satisfaction of the following conditions precedent on or before the Closing, any or all of which may be waived by Nektar in its sole discretion:

                  (i) Partnership, General Partner and 201 Limited Partner shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by each of them as of the Closing;

                  (ii) No proceeding shall have been commenced against Partnership, General Partner or 201 Limited Partner under the federal Bankruptcy Code or any state law for relief of debtors;

                  (iii) General Partner and 201 Limited shall provide written consents in form reasonably acceptable to Nektar the transfers contemplated herein.

      6. Covenants Warranties and Representations.

            (a) Nektar's Covenants, Warranties and Representations.

                  (i) Nektar has good and marketable legal and beneficial title, free and clear of any liens or encumbrances, to the entire 49.00% Limited Partnership interest standing in Nektar's name on the books of the Partnership;

                  (ii) Upon consummation of the transactions contemplated herein Nektar will transfer to Partnership all right, title and interest to the entire 49.00% Limited Partnership interest standing in Nektar's name on the books of the Partnership;

                  (iii) Nektar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (iv) Nektar has the power and authority to enter into and perform this Agreement;

                  (v) The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the corporate charter or other governing documents of Nektar;

                  (vi) This Agreement has been duly executed and delivered by Nektar and constitutes the legal, valid and binding obligation of Nektar enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief


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

of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (vii) Nektar has had a full opportunity to seek any information regarding the current and future prospects of the Partnership, to review such information and to ask such questions as it deems appropriate of representatives of Partnership, and has received satisfactory answers to all such questions.

            (b) Partnership's Covenants, Warranties, and Representations.

                  (i) Partnership is a California limited partnership duly organized, validly existing and in good standing under the laws of the State of California;

                  (ii) Partnership has the power and authority to enter into and perform this Agreement;

                  (iii) The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the corporate charter or other governing documents of General Partner;

                  (iv) This Agreement has been duly executed and delivered by the Partnership and constitutes the legal, valid and binding obligation of the Partnership enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

            (c) General Partner's Covenants, Warranties, and Representations.

                  (i) General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) General Partner has the power and authority to enter into and perform this Agreement;

                  (iii) The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the Agreement of Limited Partnership or Certificate of Limited Partnership of the Partnership;

                  (iv) This Agreement has been duly executed and delivered by General Partner and constitutes the legal, valid and binding obligation of General Partner enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

            (d) 201 Limited Partner's Covenants, Warranties, and
Representations.

                  (i) 201 Limited Partner is a California limited partnership duly organized, validly existing and in good standing under the laws of the State of California;


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

                  (ii) 201 Limited Partner has the power and authority to enter into and perform this Agreement;

                  (iii) The execution, delivery and performance of this Agreement shall not violate any provision of law, any order of any court or other agency of government, the Agreement of Limited Partnership or Certificate of Limited Partnership of 201 Limited Partner;

                  (iv) This Agreement has been duly executed and delivered by 201 Limited Partner and constitutes the legal, valid and binding obligation of 201 Limited Partner enforceable in accordance with its terms, subject to laws of general application regarding bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      7. Pre-Closing Covenants

            (a) Partnership's Actions Prior to the Closing. During the period from the date of this Agreement to the Closing, the Partnership will conduct its business and operations according to its ordinary course of business consistent with past practice and not take any action in violation of the Lease.

            (b) Nektar's Actions Prior to the Closing. During the period from the date of this Agreement to the Closing, Nektar will not encumber or transfer any interest in the Partnership, nor take any action in violation of the Lease.

      8. The Closing.

            (a) Time of Closing. The closing of the transactions contemplated in this Agreement (the "CLOSING") shall occur at the offices of the Partnership or such other place as reasonably determined by the Partnership. The Closing shall occur concurrently with the closing of the initial public offering of the REIT, as specified in Section 5(a) above, and after the occurrence of the conditions precedent set forth in Section 5.

            (b) Deliveries at the Closing.

                  (i) Deliveries by Nektar. At the Closing, Nektar shall deliver to Partnership the following:

                        (A) An executed Amended and Restated Lease, as contemplated in Section 4 above;

                        (B) An executed Estoppel Certificate, as contemplated in Section 5(b)(iii) above; and

                        (C) Nektar's consents to the assignments of the General Partnership interest as contemplated in
                              Section 5(b)(iv) above.


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

                  (ii) Deliveries by Partnership. At the Closing, the Partnership shall deliver to Nektar the following:

                        (A) An executed Amended and Restated Lease, as contemplated in Section 4 above;

                        (B) All sums due to Nektar as specified under this Agreement; and

                        (C) General Partner's and 201 Limited Partnership's consents to the assignments contemplated in this Agreement.

            (c) Further Documentation. At or following the Closing, Partnership and Nektar each shall execute any certificate or other instruments required by law or local custom or otherwise reasonably requested by the other party to effect the transaction contemplated by this Agreement.

      9. Withdrawal. Upon the consummation of the transactions contemplated herein at the Closing, Nektar shall withdraw as a limited partner of the Partnership and shall no longer be a partner of the Partnership.

      10. Indemnification.

            (a) As a material inducement for Nektar entering into this Agreement, the Partnership agrees to indemnify and hold harmless Nektar from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "LOSSES") out of, based upon, attributable to, or resulting from:

                  (i) the ownership of limited partnership interests in the Partnership or having taken or failed to take any action in the capacity of a limited partner of the Partnership on behalf of the Partnership or in connection with the Partnership or its business;

                  (ii) the failure of any of the representations and warranties of the Partnership, the General Partner or 201 Limited Partner contained herein to be true and correct in all material respects; and

                  (iii) all claims, actions, suits, proceedings, investigations, demands and assessments incident to any of the foregoing.

            (b) As a material inducement for the Partnership entering into this Agreement, Nektar agrees to indemnify and hold the Partnership harmless from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                  (i) the failure of any of the representations and warranties of Nektar contained herein to be true and correct in all material respects; and


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

                  (ii) all claims, actions, suits, proceedings, investigations, demands and assessments incident to any of the foregoing.

            (c) Notwithstanding the foregoing, this Section 10 shall not modify Nektar's or 201 Limited Partnership's obligations under the original Lease or the Amended and Restated Lease.

      11. Miscellaneous

            (a) Brokerage Commissions and Finder's Fees. Each party to this Agreement warrants to the other that no person or entity can properly claim a right to a commission, finder's fee, acquisition fee or other commission-type compensation (collectively, "COMMISSIONS") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Commissions by any person or entity based upon such acts.

            (b) This Agreement shall not be altered, changed, modified, or amended in any respect except by a writing executed by the parties hereto.

            (c) This Agreement is made and entered into in the County of San Mateo, State of California (California), and shall, in all respects, be interpreted, enforced, and governed by and under the laws of California. Nektar and Partnership hereby irrevocably: (a) elect to avail themselves of the privilege of doing business in California with respect to the subject transactions; (b) acknowledge that their contacts with California are sufficient to justify the assumption of jurisdiction over them by the courts of California;
(c) submit to the jurisdiction of all California courts (both Federal and State) in any action concerning the subject transactions; and (d) acknowledge that, with respect to the subject transactions, they are doing business within the judicial district of the United States District Court for the Northern District of California.

            (d) Paragraph captions have been inserted in this Agreement as a matter of convenience for reference only, and shall not be used in the interpretation of this Agreement.

            (e) This Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

            (f) This Agreement memorializes and constitutes the final expression and the complete and exclusive statement of agreement and understanding between the parties. It supersedes and replaces all prior negotiations, proposed agreements, and agreements, whether written or unwritten. Each of the parties to this Agreement acknowledges that it has not executed this Agreement in reliance upon any promise, representation, statement, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement nor in reliance upon any belief as to any fact not expressly recited herein.

            (g) Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or other reputable


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overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows:

         TO PARTNERSHIP:      INHALE 201 INDUSTRIAL ROAD, L.P.
                              c/o Bernardo Property Advisors
                              17140 Bernardo Center Drive, Suite 195
                              San Diego, CA 92128
                              Attention: Alan D. Gold
                              Fax No.    (858) 485-9843
                              Phone No.  (858) 485- 9840

         with copies to:      David J. Dorne, Esq.
                              SELTZER CAPLAN McMAHON VITEK
                              750 B Street, Suite 2100
                              San Diego, California  92101
                              Fax No.    (619) 685-3100
                              Phone No.  (619) 685-3003

         TO NEKTAR:           NEKTAR THERAPEUTICS
                              150 Industrial Road
                              San Carlos, California  94070
                              Attn: A. Bansal
                              Chief Financial Officer
                              Fax No.    (650) 631-3150
                              Phone No.  (650) 631-3100

                              NEKTAR THERAPEUTICS
                              150 Industrial Road
                              San Carlos, California 94070
                              Attn: Paula Kasler
                              Associate General Counsel
                              Fax No.    (650) 631-3150
                              Phone No.  (650) 631-3100

         with copies to:      GREENBERG TRAURIG, LLP
                              Attn: Toni Wise, Esq.
                              2000 University Avenue
                              East Palo Alto, California 94303
                              Fax No.    (650) 328-8500
                              Phone No.  (650) 328-8508

Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by "next business day" Federal Express or other reputable overnight courier service, the next business day after being sent; or (c) if sent by facsimile transmission, the date transmitted to the person to receive such notice if sent by 5:00 p.m. Pacific Time and the next business day if sent after 5:00 p.m. Pacific Time, provided in either case that there is evidence of such transmission printed by the sending


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

machine. Any notice sent by facsimile transmission must be confirmed by personally delivering or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least three (3) business days before the effective date of such change in the manner provided in this Section.

            (h) Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                            [CONTINUED ON NEXT PAGE]


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            (i) Time is of the essence of every provision contained in this
Agreement.

      In witness whereof, the Parties have executed this Agreement as of the date first above written.

NEKTAR: NEKTAR THERAPEUTICS (formerly known as Inhale Therapeutic Systems, Inc.), a Delaware corporation


                                          By:    /s/ AJIT GILL
                                                 -------------------------------
                                          Name:  Ajit Gill
                                                 -------------------------------
                                          Title: CEO
                                                 -------------------------------

                                          By:    /s/ AJAY BANSAL
                                                 -------------------------------
                                          Name:  Ajay Bansal
                                                 -------------------------------
                                          Title: CFO
                                                 -------------------------------

PARTNERSHIP:                              INHALE 201 INDUSTRIAL ROAD, L.P.,
                                          a California limited partnership

                                          By:   SciMed Prop III, Inc.,
                                                a California corporation

                                                By:    /s/ ALAN D. GOLD
                                                       -------------------------
                                                Name:  Alan D. Gold
                                                       -------------------------
                                                Title: President
                                                       -------------------------

                                                By:    /s/ GARY A. KREITZER
                                                       -------------------------
                                                Name:  Gary A. Kreitzer
                                                       -------------------------
                                                Title: Executive Vice President
                                                       -------------------------


                            [CONTINUED ON NEXT PAGE]


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GENERAL PARTNER:                          SCIMED PROP III, Inc.,
                                          a California corporation

                                                By:    /s/ ALAN D. GOLD
                                                       -------------------------
                                                Name:  Alan D. Gold
                                                       -------------------------
                                                Title: President
                                                       -------------------------

                                                By:    /s/ GARY A. KREITZER
                                                       -------------------------
                                                Name:  Gary A. Kreitzer
                                                       -------------------------
                                                Title: Executive Vice President
                                                       -------------------------

201 LIMITED PARTNER                       201 INDUSTRIAL PARTNERSHIP,
                                          a California general partnership

                                          By:    /s/ ALAN D. GOLD
                                                 -------------------------------
                                          Name:  Alan D. Gold
                                                 -------------------------------
                                          Title: Partner
                                                 -------------------------------

                                          By:    /s/ GARY A. KREITZER
                                                 -------------------------------
                                          Name:  Gary A. Kreitzer
                                                 -------------------------------
                                          Title: Partner
                                                 -------------------------------


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